Exhibit 10.1

SHAREHOLDERS’ AGREEMENT

of

FREESCALE SEMICONDUCTOR HOLDINGS I, LTD.

Dated as of June 1, 2011

10.7	Assignment	13
10.8	Specific Performance	14
10.9	Fiduciary Duties; Exculpation Clause	14
10.10	No Recourse	14
10.11	Governing Law; Severability; Limitation of Liability	14
10.12	Applicable Law	16
10.13	Further Assurances	16
10.14	Several Obligations	16
10.15	Counterparts	16
10.16	VCOC	16
10.17	Scope of Agreement	16

EXHIBIT A DEFINED TERMS		A-1

SCHEDULE I
SCHEDULE II
SCHEDULE III
SCHEDULE IV
SCHEDULE V

INDEX OF DEFINED TERMS

Affiliate	A-1
Agreement	1
Audit Committee	5
Bermuda Companies Act	A-1
Blackstone Investors	A-1
Board	2
Board Committees	5
Board Independence Requirements	3
Bye-laws	A-1
Carlyle Investors	A-1
Change of Control	A-2
Closing Date	A-2
Company	1
Compensation Committee	5
Confidential Information	9
Controlled Company	A-2
Creditors’ Rights	A-2
Damages	A-2
Director	2
Effective Time	A-2
Exchange Act	A-2
Finance Committee	5
Governing Documents	A-2
Governmental Authority	A-2
Information	A-3
Initial Public Offering	A-3
Initial Shareholder	1
Insider Trading Policy	A-3
Investor	A-3
Investors Agreement	A-3
Law	A-3
Majority Sponsor Approval	A-3
Memorandum	A-3
Nominating and Corporate Governance Committee	5
Officer	A-3
Parties	1
Permira Investors	A-4
Permitted Transferee	A-4
Person	A-4
Public Offering	A-4
Registration Rights Agreement	A-4
Representatives	A-4
Resign, Resigning or Resignation	A-4
SEC	A-4

Securities Act	A-4
Shares	A-5
Sponsor	1
Sponsor Designees	3
Sponsor Transaction	A-5
Sponsors	1
Subsidiary	A-5
TPG Investors	A-5
Transfer	A-5
VCOC Investor	15
Warrant	A-5

SHAREHOLDERS’ AGREEMENT

This SHAREHOLDERS’ AGREEMENT (the “Agreement”) is dated as of June 1, 2011, by and among Freescale Holdings L.P., an exempted limited partnership established under the laws of the Cayman Islands (the “Initial Shareholder”), Freescale Semiconductor Holdings I, Ltd., a Bermuda exempted limited liability company (the “Company”), each of the Blackstone Investors (as defined herein), each of the Carlyle Investors (as defined herein), each of the Permira Investors (as defined herein); and each of the TPG Investors (as defined herein). Each of the TPG Investors, the Blackstone Investors, the Carlyle Investors and the Permira Investors are collectively referred to herein as the “Sponsors”, and each of them is referred to as a “Sponsor”). The Sponsors, the Initial Shareholder and the Company are collectively referred to herein as the “Parties,” and each of them is referred to as a “Party.” This Agreement shall become effective upon the Effective Time.

RECITALS

WHEREAS, immediately after the Closing Date, the Initial Shareholder will hold Shares (as hereinafter defined), and the Sponsors will hold limited partnership interests in the Initial Shareholder; and

WHEREAS, subject to the terms and conditions herein, the Parties desire to enter into this Agreement to provide for certain rights and obligations of the Parties.

NOW THEREFORE, in consideration of the foregoing and of the mutual covenants and agreements set forth herein and for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties hereto hereby agree as follows:

ARTICLE I

DEFINITIONS AND CONSTRUCTION

1.1 Definitions. Capitalized terms used in this Agreement but not defined in the body hereof shall have the meanings ascribed to them in Exhibit A.

1.2 Construction. Unless the context requires otherwise: (a) pronouns in the masculine, feminine and neuter genders shall be construed to include any other gender, and words in the singular form shall be construed to include the plural and vice versa, (b) the term “including” shall be construed to be expansive rather than limiting in nature and to mean “including, without limitation,” (c) references to Articles and Sections refer to Articles and Sections of this Agreement, (d) the words “this Agreement,” “herein,” “hereof,” “hereby,” “hereunder” and words of similar import refer to this Agreement as a whole, including the Exhibits and Schedules attached hereto, and not to any particular subdivision unless expressly so limited, and (e) references to Exhibits and Schedules are to the items identified separately in writing by the parties hereto as the described Exhibits or Schedules attached to this Agreement, each of which is hereby incorporated herein and made a part hereof for all purposes as if set forth in full herein.

ARTICLE II

REPRESENTATIONS AND WARRANTIES

2.1 Representations and Warranties. Each Party hereto represents and warrants to each other Party that, as of the date hereof:

2.1.1 Such Party has full power and authority to execute and deliver this Agreement and to perform its obligations hereunder, and the execution, delivery and performance by such Party of this Agreement have been duly authorized by all necessary action;

2.1.2 This Agreement has been duly and validly executed and delivered by such Party and constitutes the binding obligation of such Party enforceable against such Party in accordance with its terms, subject to Creditors’ Rights;

2.1.3 The execution, delivery, and performance by such Party of this Agreement will not, with or without the giving of notice or the lapse of time, or both, (i) violate any provision of Law to which such Party is subject, (ii) violate any order, judgment, or decree applicable to such Party, or (iii) conflict with, or result in a breach or default under, any term or condition of any agreement or other instrument to which such Party is a party or its Governing Documents, certificate of incorporation or by-laws, certificate of limited partnership or partnership agreement, or certificate of formation or limited liability company agreement, as applicable, except where such conflict, breach or default would not reasonably be expected to, individually or in the aggregate, have a materially adverse effect on such Party’s ability to satisfy its obligations hereunder; and

2.1.4 No consent, approval, permit, license, order or authorization of, filing with, or notice or other action to, with or by any Governmental Authority or any other Person, is necessary, on the part of such Party to perform its obligations hereunder or to authorize the execution, delivery and performance by such Party of its obligations hereunder, except where such consent, approval, permit, license, order, authorization, filing or notice would not reasonably be expected to, individually or in the aggregate, have an adverse effect on such Party’s ability to satisfy its obligations hereunder or any agreement or other instrument of such Party.

ARTICLE III

BOARD OF DIRECTORS

3.1 Composition of the Board of Directors.

3.1.1 The Board of Directors of the Company (the “Board”) shall be composed as follows:

(a)	For so long as the Company is a Controlled Company, the Board shall be composed of not more than twelve (12) individuals (each, a “Director”), and will be composed as follows:

(i)	Eight (8) individuals shall be nominated by the Board upon the direction of the Initial Shareholder, of which each of the Blackstone Investors, the Carlyle Investors, the Permira Investors and the TPG Investors shall have the right, but not the obligation, to designate two (2) directors (collectively, the “Sponsor Designees,” and each individually, a “Sponsor Designee”);

(ii)	One (1) director shall be the Chief Executive Officer of the Company in office from time to time; and

(iii)	Such number of additional directors nominated by the Board, acting upon the recommendation of the Nomination and Corporate Governance Committee, that meet the then current standards to qualify as an independent director under the Exchange Act and established national securities exchange on which the Shares are then listed for trading so that the Board and the members of the board committees contemplated by Section 3.1.5 hereof satisfy the applicable “independence” requirements (the “Board Independence Requirements”).

(b)	For so long as (x) the Company is not a Controlled Company and (y) the Initial Shareholder and the Sponsors beneficially own in the aggregate at least 20% of the issued and outstanding Shares of the Company, the Board will be composed as follows:

(i)	Four (4) individuals shall be nominated by the Board at the direction of the Initial Shareholder, of which each of the Sponsors shall have the right, but not the obligation, to nominate one (1) Sponsor Designee to the Board; provided, however, that any Sponsor whose Ownership Percentage is less than 2.8% shall not have the right to nominate a Sponsor Designee pursuant to this Section 3.1.1(b)(i);

(ii)	One (1) director shall be the Chief Executive Officer of the Company in office from time to time; and

(iii)	Such number of additional directors nominated by Board, acting upon the recommendation of the Nominating and Corporate Governance Committee so that the Board and its committees satisfy then applicable Board Independence Requirements.

(c)	At such time as the Initial Shareholder and the Sponsors beneficially own in the aggregate less than 20% of the issued and outstanding Shares of the Company, each of the Sponsors whose Ownership Percentage is at least 5% shall have the right, but not the obligation, to nominate one (1) Sponsor Designee and any remaining directors shall be nominated by the Board acting upon the recommendation of the Nominating and Corporate Governance Committee so that the Board and its committees satisfy then applicable Board Independence Requirements.

(d)	To the extent that issued and outstanding Shares of the Company held by the Initial Shareholder are distributed to the Sponsors, each Sponsor with a right to direct the Initial Shareholder to nominate a director shall have the right, but not the obligation, to nominate such director directly.

For purposes of this Section 3.1.1, each Sponsor may nominate any individual as its Sponsor Designee, regardless of whether such individual is considered an independent director or is affiliated with such Sponsor.

3.1.2 Removal, Resignation, Vacancies.

(a)

Generally. In the event that a vacancy is created on the Board by the death, disability, Resignation or removal (with or without cause) of a Sponsor Designee elected pursuant to Section 3.1.1, or if a Sponsor Designee is otherwise unable to serve for any reason prior to the expiration of his or her term as a director, then, subject to Section 3.1.2(b), the Governing Documents and applicable Law, the Sponsor who nominated such Sponsor Designee to the Board shall be entitled to nominate a replacement to the Board, and the Initial Shareholder and the Company shall exercise all authority under applicable Law to give effect to this Section 3.1.2. Subject to Section 3.1.2, the Governing Documents and applicable Laws, each Sponsor Designee may be removed by, and only by, the affirmative vote or written consent of the Sponsor who designated such Sponsor Designee. If, prior to his or her election to the Board, any person is unable or unwilling to serve as a Sponsor Designee, then the applicable Sponsor shall, subject to Section 3.1.2, be entitled to designate a replacement. If any Sponsor entitled to designate a person to fill any directorship fails to do so, then such directorship shall remain vacant until such Sponsor designates a person to fill said directorship. If the Initial

Shareholder or a Sponsor is entitled to nominate one or more Sponsor Designees, and the Initial Shareholder or such Sponsor provides written notice to the Company of its desire to remove one of its Sponsor Designees from the Board, (i) the Initial Shareholder or such Sponsor shall take all reasonable action necessary to procure that such Sponsor Designee resigns from the Board and (ii) if such Sponsor Designee will not resign, the Initial Shareholder or such Sponsor agrees that it shall take all reasonable action necessary to effect such removal as promptly as practicable on request. Without limiting the preceding provisions, neither the Initial Shareholder nor any Sponsor shall be entitled to nominate for removal, appointment or re-appointment any Director except for such Director that it is entitled to nominate for removal, appointment or re-appointment pursuant to the provisions of this Section 3.1.2.

(b)	Vacancies upon a Reduction in Ownership Percentage. To the extent that, pursuant to Section 3.1.1, there is any reduction in the number of Sponsor Designees that the Initial Shareholder and the Sponsor is entitled to nominate, then the Initial Shareholder and the Sponsor shall send a written notice to the Secretary of the Company stating the name of the Sponsor Designee to be removed from the Board and, upon receipt of such notice by the Secretary of the Company (or, in the event such notice is not delivered within ten (10) days after written request from the Company, such selection of a Sponsor Designee shall be made by the Board upon the recommendation of the Nominating and Corporate Governance Committee), such Sponsor Designee shall be removed from the Board, and the vacancy or vacancies created thereby (and, thereafter, any vacancies created in that particular directorship) shall be filled by a person designated by the Board upon the recommendation of the Nominating and Corporate Governance Committee.

3.1.3. Committees of the Board.

(a)	Board Committees. The Board will have an audit committee (the “Audit Committee”), a nominating and corporate governance committee (the “Nominating and Corporate Governance Committee”), a compensation committee (the “Compensation Committee”), a finance committee (the “Finance Committee”) and any other ad-hoc or standing committees that the Board decides to establish. All of these committees are collectively referred to as the “Board Committees”.

(b)

Subject to compliance with the Board Independence Requirements, the members of the Board Committees shall be designated by the Board from among the Directors, provided that no Board Committee shall be comprised of more than one Sponsor Designee of a particular Sponsor. Each Sponsor who has at least one Sponsor Designee on the Board and who does not have a Sponsor Designee on a particular Board Committee is entitled to designate an “observer” on such Board Committee; provided, however, that any such Board Committee may request, and such “observer” shall comply with such request, that the “observer” remove themselves from all or any portion of a meeting of the Board Committee to the extent the Board Committee determines removal is appropriate. As of the Closing Date, the members of the Audit Committee are set forth on Schedule II, the members of the Nominating and Corporate Governance Committee are set forth on Schedule III, the members of the Compensation Committee are set forth on Schedule IV, and the members of the Finance Committee are set forth on Schedule V.

(c)	The Board shall appoint a member of each Board Committee as its chairman.

(d)	The powers and responsibilities of each of the Board Committees shall be as set forth in the Governing Documents.

3.1.4 Cooperation by Initial Shareholder, Sponsors and the Company. The Company agrees to include in the slate of nominees recommended by the Board, acting on the recommendation of the Nominating and Corporate Governance Committee, the persons nominated pursuant to this Article III and to use its best efforts to cause the election of each such nominees to the Board, including nominating, recommending election and electing such individuals as Directors as provided herein. Each of the Initial Shareholder, the Sponsors and the Company agree to take such action, or refrain from taking such action, as is within its reasonable control to effect the provisions of this Section 3.1 and to ensure that the Governing Documents do not, from time to time or at any time, conflict with the provisions of Section 3.1, including causing any Director nominated thereby to take or refrain from taking action for the foregoing purpose. Each of the Initial Shareholder and the Sponsors, as applicable, hereby agrees to take all actions necessary to call, or cause the Company, the Officers or the Directors to call, a special or annual meeting of the shareholders of the Company and to vote all Shares owned or held of record by such Party at any such annual or special meeting in favor of, or take all actions by written consent in lieu of any such meeting necessary to cause, the election as Directors of the Board of those individuals so designated in accordance with, and otherwise to effect the intent of Section 3.1.

ARTICLE IV

REQUIRED APPROVALS

4.1 Actions that Require Majority Sponsor Approval. In addition to any other approval required by the Governing Documents or by applicable Law, and until such time as the Company is no longer a Controlled Company, Majority Sponsor Approval shall be required for the Company or any of its Subsidiaries to take any of the following actions, and the Company and its Subsidiaries shall not take any of the following actions without Majority Sponsor Approval:

(a)	Change of Control. Enter into or effect a Change of Control.

(b)	Certain Dispositions. Directly or indirectly, enter into or effect any transaction or series of related transactions, involving the sale, lease, license, exchange or other disposal (including by merger, amalgamation, consolidation, sale of stock or sale of assets) by the Company or any of its direct or indirect Subsidiaries of any assets (including equity interests in any Person and any licenses) having a fair market value or for consideration having a fair market value (in each case as reasonably determined by the Board) in excess of $150,000,000, other than transactions solely between and among the Company and its wholly owned Subsidiaries.

(c)	Certain Acquisitions and Joint Ventures. Enter into or effect (i) any transaction or series of related transactions involving the purchase, rent, lease, license, exchange or other acquisition (whether by merger, consolidation, acquisition of stock or acquisition of assets) by the Company or any of its direct or indirect Subsidiaries of any assets and equity securities of any Person for consideration or (ii) any joint venture or similar business alliance involving investment, contribution or disposition by the Company or any of its direct or indirect Subsidiaries of assets (including stock of Subsidiaries), in the case of each of (i) and (ii), having a fair market value (as reasonably determined by the Board) in excess of $150,000,000, other than transactions solely between and among the Company and its wholly owned Subsidiaries.

(d)	Certain Indebtedness. Other than borrowings under any debt agreement which was previously approved by Majority Sponsor Approval, authorize or permit the Company or any of its direct or indirect Subsidiaries to (i) incur (or extend, supplement or otherwise modify any of the material terms of) any indebtedness (other than intercompany indebtedness among the Company or any of its direct or indirect Subsidiaries), assume, guarantee, endorse or otherwise as an accommodation become responsible for the indebtedness of any other Person (provided that the Company or any of its direct or indirect Subsidiaries may provide cross-guarantees for any indebtedness that has been approved under this Section 4.1(d)), issue any debt securities, enter into any agreement under which it may incur indebtedness or issue debt securities in the future, in an aggregate amount in excess of $250,000,000 for all such matters or (ii) make any loan, advance or capital contribution to any Person (other than the Company or any of its direct or indirect Subsidiaries), in each case outstanding at any time, in an aggregate amount in excess of $150,000,000 for all such matters.

(e)

Equity Issuances. Authorize, create or issue any equity securities of the Company or any of its direct or indirect Subsidiaries (except as may be issued to the Company or any of its wholly owned Subsidiaries), issue any options or rights to acquire any equity securities of the Company or any of its direct or indirect Subsidiaries or grant any registration rights in respect of any such securities, options or rights, except for (i) equity securities issued in any Public Offering approved pursuant to Section 4.1(g) or (ii) equity securities, options or rights to acquire equity securities and piggyback registration rights issued or granted pursuant to management and employee incentive plans approved by the Board, (iii) shares of common stock of the Company issued pursuant to the Warrant, or (iv) other issuances (other than to current or former employees, consultants or directors) of equity securities or options or rights to acquire equity securities with a value (as reasonably determined by the Board) not in excess of $25,000,000 in the aggregate.

(f)	Nature of Business. Make any material change in the nature of the business conducted by the Company and its direct or indirect Subsidiaries.

(g)	Public Offering. Register any equity securities of the Company under the Securities Act in connection with, or consummate, a Public Offering; provided, however, that no such approval shall be required for the inclusion of any Registrable Securities (as defined in the Registration Rights Agreement) in any registration statement relating to a Public Offering pursuant to the exercise by the holders thereof of piggyback registration rights under Section 4 of the Registration Rights Agreement, if applicable.

(h)	Chief Executive Officer. Hire or remove, with or without cause, or enter into, renew, retain, materially modify (including a change in responsibilities) or terminate any employment contract with, the chief executive officer of the Company from time to time.

(i)	Jurisdiction of Incorporation. Authorize or commit to any change in the jurisdiction of incorporation of the Company.

(j)	Commencement or Settlement of Litigation. Commencement, settlement or compromise of any litigation, proceeding or investigation with a cost or expected value (for any individual matter or group of related matters) of more than $50,000,000 or payment, discharge, settlement or satisfaction of any claims, liabilities or obligations (other than obligations under contracts relating to the operation of the business of the Company and its direct or indirect Subsidiaries) in excess of $50,000,000 (for any individual matter or group of related matters).

(k)	Dissolution; Liquidation; Reorganization; Bankruptcy. Dissolve, liquidate or engage in any recapitalization or reorganization of the Company or any Subsidiary or initiate a voluntary liquidation, dissolution, receivership, bankruptcy or other insolvency proceeding involving the Company or any direct or indirect Subsidiary.

(l)	Change in Board Size. Increase or decrease the number of directors on the Board.

ARTICLE V

AFFILIATE TRANSACTIONS

5.1 Sponsor Transactions. In addition to any approval required by Section 4.1, any Sponsor Transaction shall require the approval of a majority of the Directors and any Director who is a Sponsor Designee shall abstain from the vote of the Board on any Sponsor Transaction in respect of which such Sponsor Designee’s nominating Sponsor or any Affiliate thereof is a party.

5.2 Board Approval. If the Board, having consulted U.S. and Bermuda counsel, reasonably believes that a particular Sponsor Transaction would require the approval of the Directors who are not Sponsor Designees, then on or following the Board’s approval of the Sponsor Transaction the Board shall take all reasonable steps to obtain the approval of such Directors.

5.3 Restriction on Amendment of Sponsor Transaction Provisions. Each of the Sponsor Designees agrees that it will not amend, modify or waive Section 5.1, unless such amendment, modification or waiver is approved by each Sponsor Designee; provided, that any amendment to the definitions used in Section 5.1 (only to the extent any such amendment would have an effect contrary to the intent set forth in the section) shall also require the consent of each Sponsor Designee.

ARTICLE VI

CORPORATE OPPORTUNITIES

6.1 Business Opportunities. Each Sponsor shall have the right to, and shall have no duty not to, engage in the same or similar business activities or lines of business as the Company, including those deemed to be competing with the Company, and in the event that a Sponsor (or any of its Affiliates) acquires knowledge of a potential transaction or matter that may be a corporate opportunity for the Company, the Sponsor shall have no duty (contractual or otherwise) to communicate or present such corporate opportunity to the Company and shall not be liable for breach of any duty (contractual or otherwise) by reason of the fact that the Sponsor (or any of its Affiliates) directly or indirectly pursues or acquires such opportunity for itself, directs such opportunity to another person, or does not present such opportunity to the Company. Notwithstanding the foregoing, to the extent that a Sponsor acquires knowledge of a potential transaction or matter that may be a corporate opportunity for the Company, as a result of an employee or agent of such Sponsor (or any of its Affiliates) acting in his or her capacity as a Director or as an officer of the Company, then the Sponsor will present such opportunity to the Company and may not pursue such opportunity for itself, or direct such opportunity to another person, unless the Company has declined to pursue such opportunity.

6.2 Exclusion of Affiliates and Portfolio Companies. Notwithstanding anything herein to the contrary, Section 6.1 shall not apply to non-fund Affiliates or portfolio companies of any Sponsor.

ARTICLE VII

INFORMATION

7.1 Information. Each of the Sponsors acknowledges that the Company is a publicly listed company and as such is bound by various laws regarding the provision of information, including the rules and regulations of the SEC, the established national securities exchange on which the Shares are then listed for trading and the Bermuda Companies Act. The Company has also adopted the Insider Trading Policy. Each Sponsor shall, and such Sponsor shall use its reasonable best efforts to cause its Representatives to, comply at all times with such laws, rules and regulations and the Company’s Insider Trading Policy. Subject to any changes required by changes in applicable law, the Parties agree that any amendments to the Insider Trading Policy shall remain consistent with the terms of, and not be averse to the rights of the Sponsors promulgated under, this Agreement.

7.2 Permitted Shared Information. Subject to the foregoing, each Sponsor is entitled to the same Information and Confidential Information (as defined below) as provided to its respective Sponsor Designee, subject to maintenance of adequate procedures to prevent such information from being used in connection with the purchase or sale of securities of the Company or its direct or indirect Subsidiaries in violation of applicable Law.

7.3 Confidentiality. Each Sponsor agrees to hold in strict confidence all Information furnished to it (collectively, “Confidential Information”). Confidential Information shall not include any information that (i) is or becomes generally available to the public other than as a result of an unauthorized disclosure by a Sponsor, (ii) is or becomes available to a Sponsor or any of its Representatives on a non-confidential basis from a third party source (other than any other Sponsor or its Representatives), which source, to the best knowledge of such Sponsor (after reasonable inquiry), is not bound by a duty of confidentiality to the Company in respect of such Confidential Information or (iii) is independently developed by a Sponsor. Subject to applicable Law, each Sponsor may disclose any Confidential Information to its Representatives (a) to the extent necessary or appropriate in connection with its investment in the Company or for evaluating and preparing disclosure pursuant to clause (b) below in the case of professional advisers and agents and to any Affiliate, partner or member of such Sponsor in the ordinary course of business, provided that each of such Representatives shall be bound by the provisions of this Section 7.3 and shall, if requested by the Company, sign an undertaking agreeing to be bound by this Section 7.3 prior to receiving any Confidential Information, (b) to the extent necessary for a Sponsor to enforce its rights under this Agreement, the other agreements entered into in connection herewith and under the Governing Documents or (c) as may otherwise be required by Law (including reporting under securities Laws and governmental filings); provided that such Sponsor takes reasonable steps to minimize the extent of any such required disclosure, including using reasonable best efforts to obtain a protective order in any legal proceeding, and provide the Company with notice describing the disclosure that was or is to be made. If a Sponsor or any of its Representatives is required by Law or regulation or any legal or judicial process to disclose any Confidential Information, or disclosure of Confidential Information is requested by any Governmental Authority having authority over such Sponsor, such Sponsor shall promptly notify the Company and the other Sponsors of such requirement so that the Company may at its own expense oppose such requirement or seek a protective order and request confidential treatment thereof. If such Sponsor or any of its Representatives is nonetheless required, or such a request nonetheless remains outstanding, to disclose any such Confidential Information, such Sponsor or its Representative may disclose such portion of such Confidential Information without liability hereunder.

7.4 Public Announcements. No public announcement or press release concerning the business of the Company or its direct or indirect Subsidiaries or this Agreement or any of its provisions shall be made by any Party (or any Affiliate thereof) that is not the Company, without the prior consent of the Board, which may also be given in general terms with respect to categories of announcements. This provision shall not prohibit any public announcement or press release required to be made by any applicable Laws.

ARTICLE VIII

FEES AND EXPENSES

8.1 Fees. No Sponsor Designee shall receive any director’s or Board fee unless and to the extent the Board determines otherwise, in which case any such fees shall be within the framework of the directors’ compensation policy approved from time to time by the Board.

8.2 Expenses. Sponsor Designees and each Sponsor’s directors, managers, officers, partners, members, principals, and employees shall be entitled to reimbursement of all out-of-pocket travel and related expenses incurred by such Sponsor Designees and each Sponsor’s directors, managers, officers, partners, members, principals, and employees in connection with their attendance at Board and Board Committee meetings.

ARTICLE IX

TERMINATION

9.1 Termination of Agreement. This Agreement shall terminate and be of no further force or effect upon the earlier of (i) the written agreement of all of the Parties hereto or (ii) such date as the last Sponsor ceases to have an Ownership Percentage of at least 2.8%.

9.2 Termination with respect to Sponsors. At the time any Sponsor ceases to have an Ownership Percentage of at least 2.8%, such Sponsor shall cease to be a party to this Agreement and shall no longer be bound by this Agreement.

ARTICLE X

MISCELLANEOUS

10.1 Notices.

10.1.1 Except as expressly set forth to the contrary in this Agreement, all notices, requests or consents provided for or required to be given hereunder shall be in writing and shall be deemed to be duly given if personally delivered, telecopied and confirmed, or mailed by certified mail, return receipt requested, or nationally recognized overnight delivery service with proof of receipt maintained, at the following addresses (or any other address that any such Party may designate by written notice to the other Parties):

(a)	if to the Company, at the address of its principal executive offices; and

(b)	if to a Sponsor, to the address given for the Sponsor in the books and records of the Company.

Any such notice shall, if delivered personally, be deemed received upon delivery; shall, if delivered by telecopy, be deemed received on the first business day following confirmation; shall, if delivered by nationally recognized overnight delivery service, be deemed received the first business day after being sent; and shall, if delivered by mail, be deemed received upon the earlier of actual receipt thereof or five business days after the date of deposit in the United States mail.

10.1.2 Whenever any notice is required to be given by Law, the Governing Documents or this Agreement, a written waiver thereof, signed by the Person entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice.

10.2 Entire Agreement. This Agreement, the Governing Documents, Registration Rights Agreement, and the Investors Agreement constitute the entire agreement of the Sponsors and their Affiliates relating to the Company and supersede all prior contracts or agreements with respect to the Company, whether oral or written.

10.3 Effect of a Waiver of Consent. A waiver or consent, express or implied, to or of any breach or default by any Person in the performance by that Person of its obligations with respect to the Company is not a consent or waiver to or of any other breach or default in the performance by that Person of the same or any other obligations of that Person with respect to the Company. Failure on the part of a Person to complain of any act of any Person or to declare any Person in default with respect to the Company, irrespective of how long that failure continues, does not constitute a waiver by that Person of its rights with respect to that default until the applicable statute-of-limitations period has run.

10.4 Amendment or Restatement.

10.4.1 Amendment of Governing Documents. The Parties agree that any amendments to the Governing Documents shall remain consistent with the terms of, and not be adverse to the rights of the Sponsors promulgated under, this Agreement.

10.4.2 Amendment of the Agreement. This Agreement (including any Exhibit or Schedule hereto) may be amended, supplemented or otherwise modified only by a written instrument executed by the Company and each Sponsor which has an Ownership Percentage of at least 2.8% provided that (x) the Parties agree to amend, supplement or otherwise modify this Agreement as may be necessary to comply with the Laws, regulations and rules of the established national securities exchange on which the Shares are then listed for trading, National Association of Securities Dealers’ automated quotation system and, for a Public Offering in a jurisdiction other than the United States, any regulated national securities exchange of such jurisdiction, (y) any amendment that disproportionately affects any Sponsor or adversely imposes any additional material obligations on a particular Sponsor shall require the consent of such Sponsor and (z) any amendment to Section 10.4.1 or Article VII that affects any Sponsor shall require the consent of such Sponsor. No waiver by any Party of any of the provisions hereof will be effective unless explicitly set forth in writing and executed by the Party so waiving. Except as set forth in the preceding sentence, no action taken pursuant to this Agreement, including any investigation by or on behalf of any Party, will be deemed to constitute a waiver by the Party taking such action or compliance with any covenants or agreements contained herein. The waiver by any Party hereto of a breach of any provision of this Agreement will not operate or be construed as a waiver of any subsequent breach.

10.5 Binding Effect. This Agreement shall be binding upon and shall inure to the benefit of each Party and their respective heirs, permitted successors, permitted assigns, permitted distributees and legal representatives; and by their signatures hereto, each Party intends to and does hereby become bound.

10.6 Third Parties. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any Person other than the parties hereto and their respective permitted successors and assigns any legal or equitable right, remedy or claim under, in or in respect of this Agreement or any provision herein contained.

10.7 Assignment. Except as permitted in this Agreement, the rights and obligations under this Agreement may not be Transferred by any Sponsor hereto, in whole or in part, to any Person that is not a Sponsor or an Affiliate of a Sponsor, and any purported Transfer without such consent shall be void and unenforceable. Without prior Majority Sponsor Approval, the rights and obligations under this Agreement of any other Party hereto may not be Transferred, and any purported Transfer without such approval shall be void and unenforceable. The rights and obligations hereunder, including without obligation the right to nominate, designate or appoint any member of any of the Board or any Board Committee, or remove any such nominee, designee or appointee, are personal to each Sponsor entitled to do so hereunder and may not be assigned to any Person except with prior Majority Sponsor Approval, provided that each Sponsor shall be permitted to assign any such right to one or more of its Affiliates.

10.8 Specific Performance. Each Party acknowledges and agrees that money damages would not be a sufficient remedy for any breach of the provisions of this Agreement. In the event of a breach of this Agreement by a Party which breach threatens irreparable harm to any other Party, such non-breaching Party may seek specific enforcement or injunctive relief from any court of competent jurisdiction, which remedies shall not limit, but shall be in addition to, all other remedies that the non-breaching Parties may have at law or in equity.

10.9 Fiduciary Duties; Exculpation Clause. To the maximum extent permitted by Law, no Sponsor shall have a fiduciary or similar duty to the other Sponsors, to the Initial Shareholder, the Company, any of its Subsidiaries or to any shareholder, creditor, employee or other stakeholder of the Initial Shareholder, the Company or any of its Subsidiaries, and each Sponsor and the Initial Shareholder hereby waives any claim relating to a breach of fiduciary or similar duty it has or may have in connection with any action or inaction by any Sponsor Designee. Without limiting the foregoing, to the maximum extent permitted by Law, none of the

Sponsors and none of the representatives, nominees, designees shall have any liability for breach or alleged breach of fiduciary or similar duty to the Sponsors, to the Initial Shareholder, the Company and its Subsidiaries or to any shareholder, creditor, employee or other stakeholder of any member of the Initial Shareholder, the Company or its Subsidiaries and is and shall be fully exculpated from all such liability. Each of the Parties hereby waives any and all claims it has or may have relating to any such breach or alleged breach of fiduciary or similar duty. The foregoing shall not be deemed to limit the obligations of the Sponsors under this Agreement.

10.10 No Recourse. Notwithstanding anything that may be expressed or implied in this Agreement, the Company, the Initial Shareholder and each Sponsor covenant, agree and acknowledge that no recourse under this Agreement or any documents or instruments delivered in connection with this Agreement shall be had against any current or future director, officer, employee, general or limited partner, shareholder, holder of beneficial interest or member of any Sponsor or of any Affiliate or assignee thereof, as such, whether by the enforcement of any assessment or by any legal or equitable proceeding, or by virtue of any statute, regulation or other applicable law, it being expressly agreed and acknowledged that no personal liability whatsoever shall attach to, be imposed on or otherwise be incurred by any current or future officer, agent or employee of any shareholder or any current or future member of any Sponsor or any current or future director, officer, employee, partner, shareholder, holder of beneficial interest or member of any Sponsor or of any Affiliate or assignee thereof, as such, for any obligation of any Sponsor under this Agreement or any documents or instruments delivered in connection with this Agreement for any claim based on, in respect of or by reason of such obligations or their creation.

10.11 Governing Law; Severability; Limitation of Liability.

10.11.1 This Agreement and all claims arising out of or based upon this Agreement or relating to the subject matter hereof shall be governed by and construed in accordance with the domestic substantive Laws of the State of Delaware, except to the extent that the matter in question is mandatorily required to be governed by Bermuda Law, in which case, subject to Section 10.11.4, it will be governed by the applicable provisions of such Law.

10.11.2 All actions arising out of or relating to this Agreement shall be heard and determined exclusively in any New York state or federal court sitting in the Borough of Manhattan in The City of New York or in any Delaware state or federal court sitting in city of Wilmington. The parties hereto hereby (a) submit to the exclusive jurisdiction of any state or federal court sitting in either the Borough of Manhattan of The City of New York or Wilmington, Delaware for the purpose of any action arising out of or relating to this Agreement brought by any party hereto, and (b) irrevocably waive, and agree not to assert by way of motion, defense, or otherwise, in any such action, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune of from attachment or execution, that the action is brought in an inconvenient forum, that the venue of the action is improper, or that this Agreement or the transactions contemplated hereby may not be enforced in or by any of the above-named courts.

10.11.3 TO THE EXTENT NOT PROHIBITED BY APPLICABLE LAW WHICH CANNOT BE WAIVED, EACH PARTY HERETO HEREBY WAIVES AND COVENANTS THAT IT WILL NOT ASSERT (WHETHER AS PLAINTIFF, DEFENDANT OR OTHERWISE) ANY RIGHT TO TRIAL BY JURY IN ANY FORUM IN RESPECT OF ANY ISSUE OR ACTION, CLAIM, CAUSE OF ACTION OR SUIT (IN CONTRACT, TORT OR OTHERWISE), INQUIRY, PROCEEDING OR INVESTIGATION ARISING OUT OF OR BASED UPON THIS AGREEMENT OR THE SUBJECT MATTER HEREOF OR IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE TRANSACTIONS CONTEMPLATED HEREBY, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING. EACH PARTY HERETO ACKNOWLEDGES THAT IT HAS BEEN INFORMED BY THE OTHER PARTIES HERETO THAT THIS SECTION 10.11.3 CONSTITUTES A MATERIAL INDUCEMENT UPON WHICH THEY ARE RELYING AND WILL RELY IN ENTERING INTO THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED HEREBY. ANY PARTY HERETO MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION 10.11.3 WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF EACH SUCH PARTY TO THE WAIVER OF ITS RIGHT TO TRIAL BY JURY.

10.11.4 In the event of a direct conflict between the provisions of this Agreement and (i) any provision of the Governing Documents, or (ii) any mandatory, non-waivable provision of the Bermuda Companies Act, such provision of the Governing Documents or the Bermuda Companies Act shall control. If any provision of the Bermuda Companies Act provides that it may be varied or superseded by an agreement of the Initial Shareholder and the Sponsors or otherwise, such provision shall be deemed superseded and waived in its entirety if this Agreement contains a provision addressing the same issue or subject matter.

10.11.5 If any provision of this Agreement is held to be illegal, invalid or unenforceable under present or future Laws effective during the term of this Agreement, such provision shall be fully severable; this Agreement shall be construed and enforced as if such illegal, invalid, or unenforceable provision had never comprised a part of this Agreement; and the remaining provisions of this Agreement shall remain in full force and effect and shall not be affected by the illegal, invalid or unenforceable provision or by its severance from this Agreement. Furthermore, in lieu of each such illegal, invalid or unenforceable provision, there shall be added automatically as a part of this Agreement a provision as similar in terms to such illegal, invalid or unenforceable provision as may be possible and be legal, valid and enforceable.

10.11.6 No Party hereto shall be liable to any of the other such Persons for punitive, special, exemplary or consequential Damages, including Damages for loss of profits, loss of use or revenue or losses by reason of cost of capital, arising out of or relating to this Agreement or the transactions contemplated hereby, regardless of whether based on contract, tort (including negligence), strict liability, violation of any applicable deceptive trade practices act or similar Law or any other legal or equitable principle, and each Party releases each other Party from liability for any such Damages.

10.12 Applicable Law. The Parties acknowledge that in certain instances a provision of this Agreement may not be enforceable or that its enforceability may be limited by applicable Law. Nevertheless, the Parties agree that they intend to be bound by the terms of this Agreement and, if any provision is held to be unenforceable, the Parties agree to use their reasonable efforts to implement an alternative enforcement mechanism that would effect, as closely as possible, the intent of the Parties as reflected in or provided by the unenforceable provision. Moreover, each Party agrees that, if any corporate formality or other procedure is not expressly mandated by Law or the provisions of this Agreement to be taken by the Parties but the enforceability of any provision of this Agreement would be enhanced if the Parties act in accordance with such corporate formality or other procedure, the Parties agree to act in accordance with such corporate formality or other procedure to the extent recommended by counsel to the Company and its Subsidiaries in the relevant jurisdiction.

10.13 Further Assurances. The Parties will sign such further documents, cause such further meetings to be held, adopt such resolutions and do and perform and cause to be done such further acts and things as may be necessary in order to give full effect to this Agreement, the transactions contemplated by this Agreement and every provision thereof.

10.14 Several Obligations. The obligations of each of the Parties under this Agreement shall be several and not joint.

10.15 Counterparts. This Agreement may be executed in any number of counterparts (including facsimile counterparts), all of which together shall constitute a single instrument.

10.16 VCOC. In the event that the Company ceases to qualify as an “operating company” as defined in the first sentence of 29 C.F.R. Section 2510.3-101(c), then the Parties shall cooperate in good faith to take all reasonable action necessary to provide that the investment (or at least 51% of the investment, valued at cost) of each Sponsor or its shareholders, that qualifies as a “venture capital operating company” as defined in 29 C.F.R. Section 2510.3-101(d) (each a “VCOC Investor”) shall continue to qualify as a “venture capital investment” within the meaning of 29 C.F.R. Section 2510.3-101(d).

10.17 Scope of Agreement. For purposes of this Agreement, Shares shall include (i) Shares which the Initial Shareholder and the Sponsors own as of the date hereof, (ii) any of the Company’s share capital issued to the Initial Shareholder or the Sponsors or which the Initial Shareholder or the Sponsors may hereafter acquire after the date of this Agreement, and (iii) all other securities of the Company which may be issued in exchange for or in respect of shares of capital stock beneficially owned by the Initial Shareholder or the Sponsors (whether by way of stock split, stock dividend, combination, reclassification, reorganization, or any other means).

[Signature pages follow]

IN WITNESS WHEREOF, the Company, the Initial Shareholder and the Sponsors have executed this Agreement as of the date first set forth above:

FREESCALE SEMICONDUCTOR HOLDINGS I, LTD.

By:	/s/ Alan Campbell
Name: Alan Campbell
Title: Senior Vice President and Chief Financial Officer

FREESCALE HOLDINGS L.P.

By: Freescale Holdings GP, Ltd.

By:	/s/ Richard Beyer
Name: Richard Beyer
Title: Chairman

BLACKSTONE CAPITAL PARTNERS (CAYMAN) V L.P.

By:	Blackstone Management Associates (Cayman) V L.P., its general partner

By:	Blackstone LR Associates (Cayman) V Ltd., its general partner

By:	/s/ Chinh Chu
Name: Chinh Chu
Title: Senior Managing Director

BLACKSTONE CAPITAL PARTNERS (CAYMAN) V-A L.P.

By:	Blackstone Management Associates (Cayman) V L.P., its general partner

By:	Blackstone LR Associates (Cayman) V Ltd., its general partner

By:	/s/ Chinh Chu
Name: Chinh Chu
Title: Senior Managing Director

BCP (CAYMAN) V-S L.P.

By:	Blackstone Management Associates (Cayman) V L.P., its general partner

By:	Blackstone LR Associates (Cayman) V Ltd., its general partner

By:	/s/ Chinh Chu
Name: Chinh Chu
Title: Senior Managing Director

BLACKSTONE FAMILY INVESTMENT PARTNERSHIP (CAYMAN) V L.P.

By:	BCP V GP L.L.C., its general partner

By:	/s/ Chinh Chu
Name: Chinh Chu
Title: Senior Managing Director

BLACKSTONE FAMILY INVESTMENT PARTNERSHIP (CAYMAN) V-SMD L.P.

By:	Blackstone Family GP L.L.C., its general partner

By:	/s/ Chinh Chu
Name: Chinh Chu
Title: Senior Managing Director

BLACKSTONE PARTICIPATION PARTNERSHIP (CAYMAN) V L.P.

By:	BCP V GP L.L.C., its general partner

By:	/s/ Chinh Chu
Name: Chinh Chu
Title: Senior Managing Director

BCP V CO-INVESTORS (CAYMAN) L.P.

By:	Blackstone Management Associates (Cayman) V L.P., its general partner

By:	Blackstone LR Associates (Cayman) V Ltd., its general partner

By:	/s/ Chinh Chu
Name: Chinh Chu
Title: Senior Managing Director

BLACKSTONE FIRESTONE TRANSACTION PARTICIPATION PARTNERS (CAYMAN) L.P.

By:	Blackstone Management Associates (Cayman) V L.P., its general partner

By:	Blackstone LR Associates (Cayman) V Ltd., its general partner

By:	/s/ Chinh Chu
Name: Chinh Chu
Title: Senior Managing Director

BLACKSTONE FIRESTONE PRINCIPAL TRANSACTION PARTNERS (CAYMAN) L.P.

By:	Blackstone Management Associates (Cayman) V L.P., its general partner

By:	Blackstone LR Associates (Cayman) V Ltd., its general partner

By:	/s/ Chinh Chu
Name: Chinh Chu
Title: Senior Managing Director

CARLYLE PARTNERS IV CAYMAN, L.P.

By:	TC Group IV Cayman, L.P., its general partner

By:	CP IV GP, Ltd., its general partner

By:	/s/ Daniel A. D’Aniello
Name: Daniel A. D’Aniello
Title: Director

CPIV CO-INVESTMENT CAYMAN, L.P.

By:	TC Group IV Cayman, L.P., its general partner

By:	CP IV GP, Ltd., its general partner

By:	/s/ Daniel A. D’Aniello
Name: Daniel A. D’Aniello
Title: Director

CARLYLE ASIA PARTNERS II, L.P.

By:	CAP II General Partner, L.P., its general partner

By:	CAP II, Ltd., its general partner

By:	/s/ Daniel A. D’Aniello
Name: Daniel A. D’Aniello
Title: Director

CAP II CO-INVESTMENT, L.P.

By:	CAP II General Partner, L.P., its general partner

By:	CAP II, Ltd., its general partner

By:	/s/ Daniel A. D’Aniello
Name: Daniel A. D’Aniello
Title: Director

CEP II PARTICIPATIONS S.A.R.L SICAR

By:	/s/ David B. Pearson
Name: David B. Pearson
Title: Director

By:	/s/ Christopher Finn
Name: Christopher Finn
Title: Director

CARLYLE JAPAN PARTNERS, L.P.

By:	CJP General Partner, L.P., its general partner

By:	Carlyle Japan Ltd., its general partner

By:	/s/ Daniel A. D’Aniello
Name: Daniel A. D’Aniello
Title: Director

CJP CO-INVESTMENT, L.P.

By:	CJP General Partner, L.P., its general partner

By:	Carlyle Japan Ltd., its general partner

By:	/s/ Daniel A. D’Aniello
Name: Daniel A. D’Aniello
Title: Director

P4 SUB L.P.1

By: Permira IV Managers L.P., its manager

By: Permira IV Managers Limited, its general partner

By:	/s/ Kees Jager
Name: Kees Jager
Title: As Alternate Director to Vic Holmes

PERMIRA IV L.P.2

By: Permira IV Managers L.P., its manager

By: Permira IV Managers Limited, its general partner

By:	/s/ Kees Jager
Name: Kees Jager
Title: As Alternate Director to Vic Holmes

PERMIRA INVESTMENTS LIMITED

By: Permira Nominees Limited, as nominee

By:	/s/ Kees Jager
Name: Kees Jager
Title: As Alternate Director to Vic Holmes

P4 CO-INVESTMENT L.P.

By: Permira IV GP L.P., its manager

By: Permira IV GP Limited, its general partner

By:	/s/ Kees Jager
Name: Kees Jager
Title: As Alternate Director to Vic Holmes

TPG PARTNERS IV — AIV, L.P.

By:	TPG GenPar IV-AIV, L.P., its general partner

By:	TPG GenPar IV-AIV Advisors, Inc., its general partner

By:	/s/ Ronald Cami
Name: Ronald Cami
Title: Vice President

TPG PARTNERS V — AIV, L.P.

By:	TPG GenPar IV-AIV, L.P., its general partner

By:	TPG GenPar IV-AIV Advisors, Inc., its general partner

By:	/s/ Ronald Cami
Name: Ronald Cami
Title: Vice President

TPG FOF V-A, L.P.

By:	TPG GenPar V, L.P., its general partner

By:	TPG GenPar V Advisors, LLC, its general partner

By:	/s/ Ronald Cami
Name: Ronald Cami
Title: Vice President

TPG FOF V-B, L.P.

By:	TPG GenPar V, L.P., its general partner

By:	TPG GenPar V Advisors, LLC, its general partner

By:	/s/ Ronald Cami
Name: Ronald Cami
Title: Vice President

EXHIBIT A

DEFINED TERMS

“Affiliate,” shall mean, (a) with respect to any Sponsor, any other Person Controlled directly or indirectly by such Sponsor, Controlling directly or indirectly such Sponsor or directly or indirectly under the same Control as such Sponsor, or, in each case, a successor entity to such Sponsor; provided, however, that Affiliate shall not include the Initial Shareholder or any of its direct and indirect subsidiaries or any other portfolio companies of the relevant Sponsor or its Affiliates; and provided further, for the avoidance of doubt, that all of the funds included in the definition of any Investor shall in any event be considered Affiliates of each other fund of such Investor; and (b) with respect to any Person who is not a Sponsor, another Person Controlled directly or indirectly by such first Person, Controlling directly or indirectly such first Person or directly or indirectly under the same Control as such first person (for the purposes of this definition, “Control” (including, with correlative meanings, the terms “Controlling,” “Controlled by” and “under common Control with”), as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise).

“Agreement” shall have the meaning set forth in the Preamble.

“Bermuda Companies Act” means the Bermuda Companies Act 1981 and any successor statute, as amended from time to time.

“Blackstone Investors” shall mean, as of any date, Blackstone Capital Partners (Cayman) V L.P., Blackstone Capital Partners (Cayman) V-A L.P., BCP (Cayman) V-S L.P., Blackstone Family Investment Partnership (Cayman) V L.P., Blackstone Family Investment Partnership (Cayman) V-A L.P., Blackstone Participation Partnership (Cayman) V L.P., BCP V Co-Investors (Cayman) L.P., Blackstone Firestone Transaction Participation Partners (Cayman) L.P., and Blackstone Firestone Principal Transaction Partners (Cayman) L.P., and their respective Permitted Transferees, in each case only if such Person then owns, directly or through such Person’s pro rata share of the Initial Shareholder’s ownership in the Company, any Shares.

“Board” shall have the meaning set forth in Section 3.1.

“Bye-laws” shall mean the bye-laws of the Company, as amended from time to time.

“Carlyle Investors” shall mean, as of any date, Carlyle Partners IV Cayman, LP, CPIV Coinvestment Cayman, LP, Carlyle Asia Partners II, LP, CAP II Co-Investment, LP, CEP II Participations, S.a r.l. SICAR, Carlyle Japan Partners, L.P., and CJP Co-Investment, L.P., and their respective Permitted Transferees, in each case only if such Person then owns, directly or through such Person’s pro rata share of the Initial Shareholder’s ownership in the Company, any Shares.

“Change of Control” shall mean any transaction or series of related transactions (whether by merger, consolidation or sale or transfer of the Shares or assets (including stock of its

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Subsidiaries), or otherwise) as a result of which a Person or group (within the meaning of Section 13(d)(3) of the Exchange Act) that is not one of the Sponsors (or any Affiliate of such Sponsor, or any officer, director, or employee of such Sponsor or its Affiliates) obtains beneficial ownership, directly or indirectly, (i) of Shares which represent more then 50% of the total voting power in the Company or (ii) by lease, license, sale or otherwise, of all or substantially all of the assets of the Company and its Subsidiaries on a consolidated basis.

“Closing Date” shall mean the date of the closing of the sale of shares of Shares to the underwriters in the Initial Public Offering;

“Company” shall have the meaning set forth in the Preamble.

“Confidential Information” shall have the meaning specified in Section 7.3.

“Controlled Company” shall mean a company of which more than 50% of the voting power is beneficially owned by the Initial Shareholder and the Sponsors.

“Creditors’ Rights” means applicable bankruptcy, insolvency or other similar Laws relating to or affecting the enforcement of creditors’ rights generally and to general principles of equity.

“Damages” means all losses, costs, liabilities, damages, and expenses (including costs of suit and reasonable attorney’s fees).

“Director” shall have the meaning set forth in Section 3.1.

“Effective Time” shall mean the closing of the Initial Public Offering.

“Exchange Act” shall mean the U.S. Securities Exchange Act of 1934, as amended, or any similar federal statute then in effect, and a reference to a particular section thereof shall be deemed to include a reference to the comparable section, if any, of any such similar federal statute.

“Governing Documents” shall mean the Memorandum and Bye-laws.

“Governmental Authority” means any: (i) nation, state, commonwealth, province, territory, county, municipality, district or other jurisdiction of any nature; (ii) federal, state, local, municipal, foreign or other government; or (iii) governmental or quasi governmental authority of any nature (including any governmental division, department, agency, commission, instrumentality, official, organization, unit, body or entity and any court or other tribunal).

“Information” shall mean the books and records of the Company or any of its direct or indirect Subsidiaries and information relating to their respective properties, operations, financial condition and affairs.

“Initial Public Offering” shall mean the initial underwritten Public Offering of the Company registered on Form S-1 (or any successor form under the Securities Act and the rules promulgated thereunder, as amended from time to time).

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“Insider Trading Policy” shall mean the insider trading policy in the agreed form, to be adopted by the Board on behalf of the Company and its direct and indirect Subsidiaries.

“Investor” means the Blackstone Investors, the Carlyle Investors, the Permira Investors and the TPG Investors or any member thereof.

“Investors Agreement” shall mean the Amended and Restated Investors Agreement by and among Freescale Holdings L.P., Freescale Semiconductor Holdings I, Ltd., Freescale Semiconductor Holdings II, Ltd., Freescale Semiconductor Holdings III, Ltd., Freescale Semiconductor Holdings IV Ltd., Freescale Semiconductor Holdings V, Inc., Freescale Semiconductor Inc. and certain Freescale Holdings L.P. Investors and certain Stockholders of Freescale Semiconductor Holdings I, Ltd., dated as of the date hereof.

“Law” means any applicable constitutional provision, statute, act, code (including the United States Internal Revenue Code of 1986, as amended from time to time), law, regulation, rule, ordinance, order, decree, ruling, proclamation, resolution, judgment, decision, declaration, or interpretative or advisory opinion or letter of a Governmental Authority and shall include, for the avoidance of any doubt, the Bermuda Companies Act.

“Majority Sponsor Approval” shall mean the written approval of a majority of the Sponsors acting through the Sponsor Designees. For purposes of Majority Sponsor Approval, each Sponsor’s Sponsor Designees shall be entitled to one vote regardless of the actual number of Sponsor Designees a Sponsor has available for consideration and voting on such matters.

“Memorandum” shall mean the Memorandum of Association of the Company, as amended from time to time.

“Officer” means any Person designated as an officer of the Company, but such term does not include any Person who has ceased to be an officer of the Company.

“Ownership Percentage” means, as of any date of determination, the quotient of (i) the sum of (x) the number of Shares a Sponsor owns directly or indirectly, or with respect to which such Sponsor has, directly or indirectly, the authority and power to vote pursuant to a power of attorney, proxy or otherwise (in each case excluding the Shares owned by the Initial Shareholder in (y) below); and (y) the number of Shares representing such Sponsor’s pro rata share of the Shares owned, directly or indirectly, by the Initial Shareholder, divided by (ii) the total issued and outstanding Shares as of such date of determination, expressed as a percentage.

“Permira Investors” shall mean, as of any date, Permira IV L.P.2, Permira Investments Limited, P4 Co-Investment L.P. and P4 Sub L.P.1, Uberior Co-Investments Limited, European Strategic Partners, European Strategic Partners Scottish B, European Strategic Partners Scottish C, European Strategic Partners 1-LP, ESP Co-investment Limited Partnership, ESP II Conduit LP, ESP 2004 Conduit LP, ESP 2006 Conduit LP, ESP Tidal Reach LP, Edcastle Limited Partnership, North American Strategic Partners, L.P., Rose Nominees Limited a/c 21425, A.S.F. Co-Investment Partners III, L.P., Wilshire U.S. Private Markets Fund VII, L.P., Wilshire Private Markets Short Duration Fund I, L.P. and Partners Group Access III, L.P., Inc., and their respective Permitted Transferees, in each case only if such Person then owns, directly or through such Person’s pro rata share of the Initial Shareholder’s ownership in the Company, any Shares.

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“Permitted Transferee” shall mean, in respect of any Person, (i) any Affiliate of such Person, or (ii) any successor entity or with respect to a Person organized as a trust, any successor trustee or co-trustee of such trust. In addition, any Person shall be a Permitted Transferee of the Permitted Transferees of itself and any member of a Sponsor shall be a Permitted Transferee of any other member of such Sponsor.

“Person” shall mean any natural person, corporation, limited partnership, general partnership, limited liability company, joint stock company, joint venture, association, company, estate, trust, bank trust company, land trust, business trust, or other organization, whether or not a legal entity, custodian, trustee-executor, administrator, nominee or entity in a representative capacity and any government or agency or political subdivision thereof.

“Public Offering” shall mean a public offering and sale of equity securities for cash pursuant to an effective registration statement under the Securities Act and the rules promulgated thereunder, as amended from time to time.

“Registration Rights Agreement” shall mean the Amended and Restated Registration Rights Agreement by and among Freescale Holdings L.P., Freescale Semiconductor Holdings I, Ltd., and certain Freescale Holdings L.P. Investors, dated as of the date hereof.

“Representatives” shall mean such Sponsor’s respective directors, managers, officers, partners, members, principals, employees, professional advisers and agents.

“Resign, Resigning or Resignation” means the resignation, withdrawal or retirement of a Director from the Board.

“SEC” means the Securities and Exchange Commission under the Securities Exchange Act of 1934.

“Securities Act” means the U.S. Securities Act of 1933, as amended, or any similar federal statute then in effect, and a reference to a particular section thereof shall be deemed to include a reference to the comparable section, if any, of any such similar federal statute.

“Shares” means common shares, par value $0.01 per share, of the Company.

“Sponsors” shall have the meaning set forth in the Preamble.

“Sponsor Transaction” means any transaction involving the Company or any of its Subsidiaries, on the one hand, and any of the Sponsors or their Affiliates, on the other hand, with a cost or expected value of $5,000,000 or more.

“Subsidiary” of a Person means (i) any corporation or other entity a majority of the capital stock of which having ordinary voting power to elect a majority of the board of directors or similar body performing such governance functions is at the time owned, directly or indirectly, with power to vote, by such Person or any direct or indirect Subsidiary of such Person or (ii) a partnership in which such Person or any direct or indirect Subsidiary is a general partner.

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“TPG Investors” shall mean, as of any date, TPG Partners IV — AIV, L.P., TPG Partners V — AIV, L.P., TPG FOF V-A, L.P. and TPG FOF V-B, L.P., and their respective Permitted Transferees, in each case only if such Person then owns, directly or through such Person’s pro rata share of the Initial Shareholder’s ownership in the Company, any Shares.

“Transfer” shall mean any sale, pledge, assignment, encumbrance or other transfer or disposition of any Shares to any other Person, whether directly, indirectly, voluntarily, involuntarily, by operation of law, pursuant to judicial process or otherwise. For the avoidance of doubt, it shall constitute a “Transfer” (a) if a transferee is not an individual, a trust or an estate, and the transferor or an Affiliate thereof ceases to control such transferee or (b) with respect to a holder of Shares which was formed for the purpose of holding Shares, there is a Transfer of the equity interests of such holder other than to a Permitted Transferee of such holder or of the party transferring the equity of such holder.

“VCOC Investor” shall have the meaning set forth in Section 10.16.

“Warrant” shall mean that warrant agreement between the Initial Shareholder and the Company dated as of December 1, 2006.

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SCHEDULE I

INITIAL BOARD OF DIRECTORS OF THE COMPANY

Name	Title

Chinh E. Chu	Director
Thomas H. Lister	Director
John W. Marren	Director
Paul C. Schorr, IV	Director
Peter Smitham	Director
Gregory L. Summe	Director
Claudius E. Watts IV	Director
Daniel J. Heneghan	Director
J. Daniel McCranie	Director
Richard M. Beyer	Director

SCHEDULE II

AUDIT COMMITTEE MEMBERS

Audit Committee:
Daniel J. Heneghan (Chair)
Thomas H. Lister
Claudius E. Watts IV
J. Daniel McCranie
Paul C. Schorr, IV

SCHEDULE III

NOMINATING AND CORPORATE GOVERNANCE COMMITTEE MEMBERS

Nominating and Corporate Governance Committee:
Chinh Chu
John W. Marren
Peter Smitham
Claudius E. Watts IV

SCHEDULE IV

COMPENSATION COMMITTEE MEMBERS

Compensation Committee:
Peter Smitham (Chair)
Gregory L. Summe
Chinh Chu
John W. Marren

SCHEDULE V

FINANCE COMMITTEE MEMBERS

Finance Committee:
Thomas H. Lister (Chair)
Claudius E. Watts IV
John W. Marren
Chinh Chu
Daniel J. Heneghan